Exhibit 99.1

[SEMCO ENERGY LOGO] 1411 Third Street, PO BOX 5004, Port Huron, MI 48061-5004	NEWS RELEASE

Analysts Contact: Thomas Connelly
Director of Investor Relations
Phone: 248-458-6163

Media Contact: Timothy Lubbers
Director of Marketing & Corporate Communications
Phone: 810-887-4208

SEMCO ENERGY, INC. ANNOUNCES DATE
FOR SPECIAL MEETING OF SHAREHOLDERS

PORT HURON, MI, MAY 17, 2007 - SEMCO ENERGY, Inc. (NYSE:SEN) today announced that a special meeting of shareholders will be held on Thursday, June 7, 2007, at 1:30 p.m., E.D.T., at the Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Detroit, MI. At the meeting, holders of the Company’s Common Stock will vote on the previously announced Agreement and Plan of Share Exchange providing for the acquisition of the common and preferred shares of the Company by a subsidiary of Cap Rock Holding Corporation. Holders of record of SEMCO ENERGY’s Common Stock as of April 26, 2007, will be entitled to vote at the special meeting.
Detailed information about the special meeting and the proposed sale of the Company pursuant to the Agreement and Plan of Share Exchange is included in SEMCO ENERGY’s definitive proxy materials for the meeting on file with the Securities and Exchange Commission (SEC). The proxy materials are currently being mailed to shareholders. Shareholders are encouraged to review these materials, including the Agreement and Plan of Share Exchange and other attachments thereto, carefully and in their entirety. Copies of these materials can also be obtained from the SEC website, www.sec.gov, and from the SEMCO ENERGY web site, www.semcoenergy.com.

SEMCO ENERGY, Inc. distributes natural gas to more than 400,000 customers combined in Michigan, as SEMCO ENERGY GAS COMPANY, and in Alaska, as ENSTAR Natural Gas Company. It also owns and operates businesses involved in propane distribution, intrastate pipelines and natural gas storage in various regions of the United States.

In connection with the proposed transaction with Cap Rock Holding Corporation, a definitive proxy statement of SEMCO ENERGY and other materials have been filed with the Securities and Exchange Commission (SEC). SEMCO ENERGY recommends investors read the definitive proxy statement and other materials, as well as any amendments or supplements to those documents, carefully as they contain important information about SEMCO ENERGY and the proposed transaction. The definitive proxy statement has been mailed to SEMCO ENERGY's holders of record at the close of business on April 26, 2007. Investors will be able to receive free copies of the proxy statement, when available, as well as other filed documents containing information about SEMCO ENERGY at www.sec.gov and from SEMCO ENERGY's website at www.semcoenergy.com.

SEMCO ENERGY and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of SEMCO ENERGY in connection with the transaction. Information about the directors and executive officers of SEMCO ENERGY and their ownership of SEMCO ENERGY Common Stock is set forth in the Company's Form 10-K/A, dated April 30, 2007, as filed with the SEC. Additional information regarding the interests of participants in the solicitation of Proxies may be obtained by reading the proxy statement for the special meeting.

The following is a "Safe-Harbor" statement under the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements that involve risks and uncertainties. Statements that are not historic facts, including statements about the Company's outlook, beliefs, plans, goals and expectations, are forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to, the effects of weather, the economic climate, competition, commodity prices, changing conditions in the capital markets, regulatory approval processes, success in obtaining new business, success in defending claims against the Company, inability to complete the acquisition of the Company by Cap Rock Holding Corporation and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.